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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
and Shareholders of MetLife, Inc.:


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61282, 333-61282-01 and 333-61282-02 of MetLife,
Inc. on Form S-3 of our report dated February 9, 2001, appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York


May 30, 2001